UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021 (June 3, 2021)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On June 3, 2021, we held our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). At the 2021 Annual Meeting, stockholders voted on the matters disclosed in our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2021 in connection with the 2021 Annual Meeting. The final voting results for the matters submitted to a vote of stockholders are as follows:

Item 1 – Election of Directors

At the 2021 Annual Meeting, the holders of our common stock elected the persons listed below as directors.

	Votes Cast For	Votes Withheld	Broker Non-Votes

David A. Blau	3,480,191,332	36,666,816	283,015,615
Eddy W. Hartenstein	3,497,944,336	18,913,812	283,015,615
Robin P. Hickenlooper	3,478,583,180	38,274,968	283,015,615
James P. Holden	3,499,303,030	17,555,118	283,015,615
Gregory B. Maffei	3,314,115,105	202,743,043	283,015,615
Evan D. Malone	3,480,052,609	36,805,539	283,015,615
James E. Meyer	3,359,863,102	156,995,046	283,015,615
Jonelle Procope	3,489,941,845	26,916,303	283,015,615
Michael Rapino	3,499,190,784	17,667,364	283,015,615
Kristina M. Salen	3,502,894,561	13,963,587	283,015,615
Carl E. Vogel	3,487,503,160	29,354,988	283,015,615
Jennifer C. Witz	3,496,398,379	20,459,769	283,015,615
David M. Zaslav	3,308,107,800	208,750,348	283,015,615

Item 2 – Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accountants for 2021

The holders of our common stock ratified the appointment of KPMG LLP as our independent registered public accountants for 2021.

Votes Cast For	Votes Cast Against	Abstentions

3,788,681,279	7,603,945	3,588,539
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

Dated: June 4, 2021

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